Exhibit 99.1

ZimVie Reports Third Quarter 2024 Financial Results

•	Third Party Net Sales from Continuing Operations of $103.2 million

•	Net Loss from Continuing Operations of $(3.0) million; Net Loss margin of (3.0%)

•	Adjusted EBITDA[1] from Continuing Operations of $13.1 million; Adjusted EBITDA[1] margin of 12.7%

•	GAAP diluted EPS from Continuing Operations of $(0.11) and adjusted diluted EPS of $0.12

PALM BEACH GARDENS, Florida, October 30, 2024 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental market, today reported financial results for the quarter ended September 30, 2024. Management will host a corresponding conference call today, October 30, 2024, at 4:30 p.m. Eastern Time.

“In the third quarter we saw an improvement to revenue growth in our largest market of North America, achieved manufacturing efficiencies, and saw increased adoption of our digital offerings,” said Vafa Jamali, President and Chief Executive Officer. “In addition to our continued focus on driving operational improvement, we made incremental investments in our sales force, R&D initiatives and training programs designed to ensure ZimVie is well positioned for expansion into the future.”

Third Quarter 2024 Financial Results: Continuing Operations

Third party net sales for the third quarter of 2024 were $103.2 million, a decrease of 2.0% on a reported basis and 2.2% in constant currency[1], versus the third quarter of 2023.

Net loss for the third quarter of 2024 was $(3.0) million, an improvement of $7.2 million versus a net loss of $(10.2) million in the third quarter of 2023. Net loss margin for the third quarter of 2024 was 3.0% of third party net sales, an improvement of 670 basis points versus a net loss margin of 9.7% in the third quarter of 2023.

Adjusted net income[1] for the third quarter of 2024 was $3.3 million, an increase of $2.1 million versus the third quarter of 2023.

Basic and diluted EPS were $(0.11) and adjusted diluted EPS[1] was $0.12 for the third quarter of 2024. Weighted average shares outstanding for both basic and adjusted diluted EPS was 27.6 million.

Adjusted EBITDA[1] for the third quarter of 2024 was $13.1 million, or 12.7% of third party net sales, an increase of $0.9 million or 110 basis points versus the third quarter of 2023.

Updated Full Year 2024 Continuing Operations Financial Guidance:

Projected Year Ending December 31, 2024	Guidance
Net Sales	$450M to $455M
Adjusted EBITDA[2]	$60M to $62M
Adjusted EPS[2]	$0.57 to $0.62

[1]	This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.
[2]

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

ZimVie will host a conference call today, October 30, 2024, at 4:30 p.m. ET to discuss its third quarter 2024 financial results. To access the call, please register online at https://investor.zimvie.com/events-presentations/event-calendar. A live and archived audio webcast will also be available on this site.

About ZimVie

ZimVie is a global life sciences leader in the dental market that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures. From its headquarters in Palm Beach Gardens, Florida, and additional facilities around the globe, ZimVie works to improve smiles, function, and confidence in daily life by offering comprehensive tooth replacement solutions, including trusted dental implants, biomaterials, and digital workflow solutions. As a worldwide leader in this space, ZimVie is committed to advancing clinical science and technology foundational to restoring daily life. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods and is calculated by excluding certain items from net income (loss) from Continuing Operations on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by third party net sales from Continuing Operations for the applicable period.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales from Continuing Operations at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net income (loss) and diluted earnings (loss) per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income (loss) and adjusted diluted earnings (loss) per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income, but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2024. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to,” “optimistic” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; the effects of global pandemics and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Grace Flowers • Grace.Flowers@ZimVie.com

(561) 319-6130

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych • Marissa@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales
Third party, net	$103,222	$105,311	$338,228	$344,131
Related party, net	—	—	—	236

Total Net Sales	103,222	105,311	338,228	344,367
Cost of products sold, excluding intangible asset amortization	(35,820)	(36,907)	(123,596)	(124,246)
Related party cost of products sold, excluding intangible asset amortization	—	—	—	(231)
Intangible asset amortization	(6,037)	(6,778)	(18,059)	(20,378)
Research and development	(6,926)	(5,677)	(20,285)	(19,365)
Selling, general and administrative	(57,313)	(56,505)	(180,024)	(186,054)
Restructuring and other cost reduction initiatives	(687)	(1,391)	(3,664)	(3,929)
Acquisition, integration, divestiture and related	(1,276)	(1,936)	(6,934)	(4,647)

Operating expenses	(108,059)	(109,194)	(352,562)	(358,850)

Operating Loss	(4,837)	(3,883)	(14,334)	(14,483)
Other income (expense), net	3,462	(990)	6,161	(1,189)
Interest income	2,466	569	4,938	1,929
Interest expense	(4,827)	(5,553)	(14,766)	(17,187)

Loss from continuing operations before income taxes	(3,736)	(9,857)	(18,001)	(30,930)
Benefit (provision) for income taxes from continuing operations	688	(325)	(6,161)	(1,555)

Net Loss from Continuing Operations of ZimVie Inc.	(3,048)	(10,182)	(24,162)	(32,485)
Earnings (loss) from discontinued operations, net of tax	764	5,093	10,103	(25,945)

Net Loss of ZimVie Inc.	$(2,284)	$(5,089)	$(14,059)	$(58,430)

Basic (Loss) Earnings Per Common Share:
Continuing operations	$(0.11)	$(0.38)	$(0.88)	$(1.23)
Discontinued operations	0.03	0.19	0.37	(0.98)

Net Loss	$(0.08)	$(0.19)	$(0.51)	$(2.21)

Diluted (Loss) Earnings Per Common Share
Continuing operations	$(0.11)	$(0.38)	$(0.88)	$(1.23)
Discontinued operations	0.03	0.19	0.37	(0.98)

Net Loss	$(0.08)	$(0.19)	$(0.51)	$(2.21)

ZIMVIE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$66,808	$71,511
Accounts receivable, less allowance for credit losses of $2,392 and $3,222 respectively	69,581	65,168
Inventories	77,087	79,600
Prepaid expenses and other current assets	24,162	23,825
Current assets of discontinued operations	28,036	242,773

Total Current Assets	265,674	482,877
Property, plant and equipment, net of accumulated depreciation of $131,717 and $126,624, respectively	49,614	54,167
Goodwill	262,767	262,111
Intangible assets, net	98,251	114,354
Note receivable	63,072	—
Other assets	31,271	26,747
Noncurrent assets of discontinued operations	12,299	265,089

Total Assets	$782,948	$1,205,345

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$27,403	$27,785
Income taxes payable	2,440	2,863
Other current liabilities	58,363	67,108
Current liabilities of discontinued operations	48,432	75,858

Total Current Liabilities	136,638	173,614
Deferred income taxes	276	265
Lease liability	9,477	9,080
Other long-term liabilities	9,269	9,055
Non-current portion of debt	220,281	508,797
Noncurrent liabilities of discontinued operations	369	95,041

Total Liabilities	376,310	795,852

Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 27,587 and 27,076, respectively	276	271
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	933,735	922,996
Accumulated deficit	(454,873)	(440,814)
Accumulated other comprehensive loss	(72,500)	(72,960)

Total Stockholders’ Equity	406,638	409,493

Total Liabilities and Stockholders’ Equity	$782,948	$1,205,345

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows (used in) provided by operating activities:
Net loss of ZimVie Inc.	$(14,059)	$(58,430)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	25,697	95,088
Share-based compensation	12,473	16,129
Deferred income tax provision	(4,201)	(11,967)
Loss on disposal of fixed assets	418	2,411
Other non-cash items	2,818	2,762
Gain on sale of spine disposal group	(22,427)	—
Changes in operating assets and liabilities:
Income taxes	2,548	(34,061)
Accounts receivable	(5,742)	13,019
Related party receivables	—	8,483
Inventories	7,139	18,246
Prepaid expenses and other current assets	(2,447)	4,187
Accounts payable and accrued liabilities	(6,314)	(18,216)
Related party payable	—	(13,177)
Other assets and liabilities	(3,179)	(8,780)

Net cash (used in) provided by operating activities	(7,276)	15,694

Cash flows provided by (used in) investing activities:
Additions to instruments	(1,316)	(4,341)
Additions to other property, plant and equipment	(2,677)	(5,340)
Proceeds from sale of spine disposal group, net of cash disposed	291,123	—
Other investing activities	(1,961)	(2,762)

Net cash provided by (used in) investing activities	285,169	(12,443)

Cash flows used in financing activities:
Proceeds from debt	—	4,760
Payments on debt	(290,000)	(22,291)
Business combination contingent consideration payments	(3,712)	—
Payments related to tax withholding for share-based compensation	(1,729)	(419)
Proceeds from stock plan activity	—	1,167

Net cash used in financing activities	(295,441)	(16,783)

Effect of exchange rates on cash and cash equivalents	(2,124)	(620)

Decrease in cash and cash equivalents	(19,672)	(14,152)
Cash and cash equivalents, beginning of year	87,768	89,601

Cash and cash equivalents, end of period	$68,096	$75,449

Presentation includes cash of both continuing and discontinued operations

RECONCILIATION OF CONSTANT CURRENCY NET SALES

Continuing Operations ($ in thousands)

	For the Three Months Ended September 30,
	2024	2023	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$65,350	$65,003	0.5%	0.0%	0.5%
International	37,872	40,308	(6.0%)	0.6%	(6.6%)

Total Dental Third Party Sales	103,222	105,311	(2.0%)	0.2%	(2.2%)

Related Party Net Sales	—	—	0.0%	0.0%	0.0%

Total Dental Net Sales	$103,222	$105,311	(2.0%)	0.2%	(2.2%)

	For the Nine Months Ended September 30,
	2024	2023	Change (%)	Foreign Exchange Impact	Constant Currency % Change
United States	$202,414	$204,173	(0.9%)	0.0%	(0.9%)
International	135,814	139,958	(3.0%)	(1.0%)	(2.0%)

Total Dental Third Party Sales	338,228	344,131	(1.7%)	(0.4%)	(1.3%)

Related Party Net Sales	—	236	(100.0%)	0.0%	(100.0%)

Total Dental Net Sales	$338,228	$344,367	(1.8%)	(0.4%)	(1.4%)

RECONCILIATION OF ADJUSTED NET INCOME AND DILUTED EPS

Continuing Operations (in thousands, except per share data)

	For the Three Months Ended September 30, 2024
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$103,222	$(35,820)	$(72,239)	$(4,837)	$(3,048)	$(0.11)
Restructuring and other cost reduction initiatives [1]	—	—	687	687	687	0.02
Acquisition, integration, divestiture and related [2]	—	—	1,276	1,276	1,276	0.05
European union medical device regulation [3]	—	—	406	406	406	0.01
Other charges [4]	—	287	—	287	287	0.01
Intangible asset amortization	—	—	6,037	6,037	6,037	0.22
Share-based compensation modification [5]	—	—	(521)	(521)	(521)	(0.02)
Tax effect of above adjustments & other [6]	—	—	—	—	(1,841)	(0.06)

Adjusted	$103,222	$(35,533)	$(64,354)	$3,335	$3,283	$0.12

	For the Three Months Ended September 30, 2023
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating (Loss) Income	Net (Loss) Income	Diluted EPS
Reported	$105,311	$(36,907)	$(72,287)	$(3,883)	$(10,182)	$(0.38)
Restructuring and other cost reduction initiatives [1]	—	—	1,391	1,391	1,391	0.05
Acquisition, integration, divestiture and related [2]	—	—	1,936	1,936	1,936	0.07
European union medical device regulation [3]	—	—	295	295	295	0.01
Intangible asset amortization	—	—	6,778	6,778	6,778	0.26
Other charges [4]	—	293	—	293	293	0.01
Spin-related share-based compensation expense [7]	—	—	800	800	800	0.03
Tax effect of above adjustments & other [6]	—	—	—	—	(100)	—

Adjusted	$105,311	$(36,614)	$(61,087)	$7,610	$1,211	$0.05

[1]	Restructuring activities to better position the organization and the expenses incurred were primarily related to severance and professional fees.
[2]

Acquisition, integration, divestiture and related expenses for the three months ended September 30, 2024 include professional services fees ($1.9 million) and stranded costs ($0.4 million) related to sale of the spine segment, partially offset by a fair value adjustment benefit of the seller note related to the sale of the spine segment ($1.2 million). Acquisition, integration, divestiture and related expenses for the three months ended September 30, 2023 include professional services fees ($1.6 million) and rebranding costs ($0.3 million) related to the separation from our former parent.

[3]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously-approved products.
[4]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[5]

Net impact to share-based compensation expense of converting outstanding restricted stock units (“RSUs”) with performance-based metrics based on the consolidated results of the spine and dental segments into time-based RSUs following the sale of the spine segment.

[6]

Reflects the tax effect of the adjustments from reported to adjusted, as well as an adjustment for management’s expectation of ZimVie’s statutory tax rate based on current tax law and adjusted pre-tax income.

[7]	Spin-related share-based compensation expense from grants provided due to the successful separation from Zimmer Biomet.

RECONCILIATION OF ADJUSTED EBITDA:

Continuing Operations ($ in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales
Total Third Party Sales	$103,222	$105,311	$338,228	$344,131
Related Party Sales	—	—	—	236

Total Net Sales	$103,222	$105,311	$338,228	$344,367

Net Loss	$(3,048)	$(10,182)	$(24,162)	$(32,485)
Interest expense, net	2,361	4,984	9,828	15,258
Income tax (benefit) provision	(688)	325	6,161	1,555
Depreciation and amortization	8,490	8,415	25,383	26,057

EBITDA	7,115	3,542	17,210	10,385
Share-based compensation	3,323	4,741	11,761	14,159
Restructuring and other cost reduction initiatives [1]	687	1,391	3,664	3,929
Acquisition, integration, divestiture and related [2]	1,276	1,936	6,934	4,647
Related party gain	—	—	—	(5)
European Union medical device regulation [3]	406	295	1,118	2,227
Other charges [4]	287	293	860	864

Adjusted EBITDA	$13,094	$12,198	$41,547	$36,206

Net Loss Margin [5]	-3.0%	-9.7%	-7.1%	-9.4%
Adjusted EBITDA Margin [6]	12.7%	11.6%	12.3%	10.5%

[1]	Restructuring activities to better position our organization for future success based on the current business environment and sale of the spine business.
[2]

Acquisition, integration, divestiture and related expenses for the three and nine months ended September 30, 2024 include professional services fees ($1.9 million and $5.8 million, respectively) and stranded costs ($0.4 million and $0.9 million, respectively) related to sale of the spine segment, partially offset by fair value adjustment benefit of the seller note related to the sale of the spine segment ($1.2 million and $0, respectively). Acquisition, integration, divestiture and related expenses for the three and nine months ended September 30, 2023 include professional services fees ($1.6 million and $3.2 million, respectively), rebranding costs related to the separation from our former parent ($0.3 million and $0.5 million, respectively) and technology costs ($0 and $0.7 million, respectively) incurred to prepare for and complete the separation from our former parent.

[3]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[4]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[5]	Net Loss Margin is calculated as Net Loss divided by third party net sales for the applicable period.
[6]	Adjusted EBITDA Margin is Adjusted EBITDA divided by third party net sales for the applicable period.

RECONCILIATION OF COST OF PRODUCTS SOLD (excluding intangible asset amortization), R&D and SG&A:

Continuing Operations ($ in thousands)

	Three Months Ended September 30,		Percentage of Third Party Net Sales		Nine Months Ended September 30,		Percentage of Third Party Net Sales
	2024	2023	2024	2023	2024	2023	2024	2023
Cost of products sold, excluding intangible asset amortization	$(35,820)	$(36,907)	(34.7%)	(35.0%)	$(123,596)	$(124,246)	(36.5%)	(36.1%)
Other charges [1]	287	293	0.3%	0.2%	860	864	0.2%	0.2%

Adjusted cost of products sold, excluding intangible asset amortization	$(35,533)	$(36,614)	(34.4%)	(34.8%)	$(122,736)	$(123,382)	(36.3%)	(35.9%)

	2024	2023	2024	2023	2024	2023	2024	2023
Research and development	$(6,926)	$(5,677)	(6.7%)	(5.4%)	$(20,285)	$(19,365)	(6.0%)	(5.6%)
European union medical device regulation [2]	406	295	0.3%	0.3%	1,118	2,227	0.3%	0.6%
Share-based compensation modification [3]	(45)	—	0.0%	0.0%	(45)	—	0.0%	0.0%
Spin-related share-based compensation expense [4]	—	80	0.0%	0.1%	—	240	0.0%	0.1%

Adjusted research and development	$(6,565)	$(5,302)	(6.4%)	(5.0%)	$(19,212)	$(16,898)	(5.7%)	(4.9%)

	2024	2023	2024	2023	2024	2023	2024	2023
Selling, general and administrative	$(57,313)	$(56,505)	(55.5%)	(53.7%)	$(180,024)	$(186,054)	(53.2%)	(54.1%)
Share-based compensation modification [3]	(476)	—	(0.5%)	0.0%	(476)	—	(0.2%)	0.0%
Spin-related share-based compensation expense [4]	—	720	0.0%	0.7%	—	2,160	0.0%	0.7%

Adjusted selling, general and administrative	$(57,789)	$(55,785)	(56.0%)	(53.0%)	$(180,500)	$(183,894)	(53.4%)	(53.4%)

[1]	Inventory write-offs resulting from restructuring activities and property, plant, and equipment step-up amortization from prior acquisitions.
[2]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[3]

Net impact to share-based compensation expense of converting outstanding RSUs with performance-based metrics based on the consolidated results of the spine and dental segments to time-based RSUs following the sale of the spine segment.

[4]	Spin-related share-based compensation expense from grants provided due to the successful separation from Zimmer Biomet.